                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2001
                               (October 16, 2001)


                         UNIVERSAL HEALTH SERVICES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                             1-10765                        23-2077891
-----------------------------------    ----------------------------    ------------------------------
   (State or other jurisdiction              (Commission File                 (IRS Employer
        of incorporation)                        Number)                     Identification No.)


                    Universal Corporate Center
                      367 South Gulph Road
                   King of Prussia, Pennsylvania                                 19406
             --------------------------------------------------------     -----------------
               (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (610) 768-3300

                                 Not applicable.
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On October 16, 2001, Universal Health Services, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2001 and other recent developments. A copy of the press release is attached as
Exhibit 99.1 hereto and incorporated by reference herein in its entirety.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

     99.1    Press release, dated October 16, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   UNIVERSAL HEALTH SERVICES, INC.




                                   By:       /s/ KIRK E. GORMAN
                                      -----------------------------------------
                                      Name:  Kirk E. Gorman
                                      Title: Senior Vice President, Treasurer
                                             and Chief Financial Officer

Date:  November 1, 2001

                                  EXHIBIT INDEX

Exhibit No.         Exhibit
-----------         -------

99.1                Press release, dated October 16, 2001.

                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE

CONTACT: Kirk E. Gorman                                         October 16, 2001
         Chief Financial Officer
         610-768-3300

                    UNIVERSAL HEALTH SERVICES, INC. ANNOUNCES
                    -----------------------------------------
            33% INCREASE IN THIRD QUARTER EARNINGS PER SHARE TO $.48
            --------------------------------------------------------

     KING OF PRUSSIA, PA - Universal Health Services, Inc. (NYSE: UHS) announced today that its earnings per share (diluted) for the third quarter ended September 30, 2001 were $.48 compared to $.36 for the same period in 2000. Net income for the three-month period ended September 30, 2001 was $30.3 million compared to $22.3 million in the same period of 2000. EBITDA (earnings before interest, tax, depreciation, and amortization) was $90.1 million during the third quarter of 2001, an increase of 27% from the comparable quarter last year. Net revenues for the quarter increased 28% to $721 million. At September 30, 2001 balance sheet debt, net of cash, was approximately $601 million and shareholders' equity was approximately $799 million.

     For the nine-month period ended September 30, 2001 earnings per share (diluted) were $1.56 and net income was $98.8 million, increases of 31% and 33% respectively from the results recorded in the same period of the prior year. Net revenues for the 2001 nine-month period were $2.1 billion, an increase of 30% over the comparable period in 2000. For the nine-month period the Company's coverage of EBITDA to interest expense was 9.7 times.

     Patients and their physicians continue to choose UHS facilities for care. Admissions to the Company's acute care hospitals owned for more than a year rose 7.1% during the quarter compared to the same period in the prior year. Admissions to the Company's behavioral health facilities owned for more than a year increased 7.5% in the quarter compared to the same period in the prior year. Revenue per adjusted admission increased 8.4% at the Company's acute care hospitals and 4.1% at the Company's behavioral health facilities for the current quarter compared to the same period in the prior year.

     During the quarter, the Pennsylvania Insurance Commissioner obtained a rehabilitation order for the insurance company that provides UHS the majority of its professional liability insurance. This order gives the Pennsylvania Department of Insurance statutory control over the insurance company including the ability to thoroughly analyze, evaluate, and oversee financial operations. No provision has been made for any potential contingencies on UHS's September 30, 2001 financial statements as a result of the rehabilitation order as such amount, if any, could not be reasonably estimated. UHS believes the insurance company continues to have a substantial liability to pay claims on behalf of UHS and an inability to discharge this liability could have a material adverse affect on UHS.

     The Company opened the 180-bed replacement hospital in Laredo, Texas in late August and is continuing to build the new George Washington University Hospital with an expected opening in mid-2002. We expect to announce an acquisition of an acute care hospital within a few days and to complete another acquisition before year-end. Our French company is also actively pursuing acquisition opportunities and we expect to announce one acquisition in France in the very near future and perhaps another one before year-end.

     Universal Health Services, Inc. is one of the nation's largest hospital companies, operating in 22 states, Washington, D.C., Puerto Rico and France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT).

     Certain statements in this release may constitute forward-looking statements that are subject to various risks and uncertainties as discussed in the Company's filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company's assessment of these risks and uncertainties changes.

          For additional information on the Company, visit our web site: http://www.uhsinc.com.

                         Universal Health Services, Inc.
                         -------------------------------
                        Consolidated Statements of Income
                        ---------------------------------
                    (in thousands, except per share amounts)


                                                                   Three months                        Nine months
                                                                ended September 30,                ended September 30,
                                                             -------------------------------     -----------------------------
                                                                    2001             2000             2001            2000
                                                                    ----             ----             ----            ----
Net revenues                                                       $720,784        $ 561,790       $2,116,329       $1,627,622


Operating charges:
 Salaries, wages and benefits                                       282,225          219,371          832,785          632,902
 Other operating expenses                                           167,958          132,123          488,740          369,669
 Supplies expense                                                    94,275           74,780          276,622          221,295
 Provision for doubtful accounts                                     68,682           49,221          186,587          136,084
 Depreciation and amortization                                       32,587           28,475           94,630           84,278
 Lease and rental expense                                            13,884           12,482           39,994           36,351
 Interest expense, net                                                9,846            6,994           28,808           21,514
                                                                 ----------       ----------       ----------       ----------
                                                                    669,457          523,446        1,948,166        1,502,093
                                                                 ----------       ----------       ----------       ----------

Income before minority interests, effect of foreign
   Exchange and derivative transactions and income taxes             51,327           38,344          168,163          125,529

Minority interests in earnings
   of consolidated entities                                           3,700            3,172           11,324            9,686

Losses on foreign exchange and derivative transactions                  108                0            1,509                0
                                                                 ----------       ----------       ----------       ----------

Income before income taxes                                           47,519           35,172          155,330          115,843

Provision for income taxes                                           17,265           12,837           56,515           41,570

                                                                 ----------       ----------       ----------       ----------
                      Net income                                 $   30,254       $   22,335       $   98,815       $   74,273
                                                                 ==========       ==========       ==========       ==========

Earnings per common share - basic                                $     0.50       $     0.37       $     1.65       $     1.23
                                                                 ==========       ==========       ==========       ==========

Earnings per common share - diluted                              $     0.48       $     0.36       $     1.56       $     1.19
                                                                 ==========       ==========       ==========       ==========

Weighted average number of common shares - basic                     59,921           59,786           59,889           60,402

Weighted average number of common share equivalents                   7,496            7,902            7,373            3,636
                                                                 ----------       ----------       ----------       ----------
Weighted average number of common shares and
equiv.- diluted                                                      67,417           67,688           67,262           64,038
                                                                 ==========       ==========       ==========       ==========

EARNINGS PER SHARE CALCULATION

Net income                                                       $   30,254       $   22,335       $   98,815       $   74,273
Add: Debenture interest, net of taxes                                 2,051            1,970            6,070            2,208
                                                                 ----------       ----------       ----------       ----------
Adjusted net income                                              $   32,305       $   24,305       $  104,885       $   76,481

Weighted average number of common shares - basic                     59,921           59,786           59,889           60,402
Add: Shares for conversion of convertible debentures                  6,578            6,578            6,578            2,472
         Other share equivalents                                        918            1,324              795            1,164
                                                                 ----------       ----------       ----------       ----------
Weighted average number of common shares and equiv. -                67,417           67,688           67,262           64,038
diluted

Earnings per common share - diluted                              $     0.48       $     0.36       $     1.56       $     1.19
                                                                 ==========       ==========       ==========       ==========

                         Universal Health Services, Inc.
                         -------------------------------

                      Condensed Consolidated Balance Sheets
                      -------------------------------------

                                 (in thousands)

                                                        September 30,                 December 31,
                                                            2001                          2000
                                                        -------------                 -----------
Assets:
Cash and cash equivalents                                  $   24,591                  $   10,545
Accounts receivable, net                                      404,585                     376,601
Other current assets                                          100,673                      89,309
Property, plant and equipment, net                            989,257                     838,246
Funds restricted for construction                              10,121                      37,381
Other assets                                                  482,017                     390,295
                                                           ----------                  ----------
                                                           $2,011,244                  $1,742,377
                                                           ==========                  ==========

Liabilities and Stockholders' Equity:
Current portion of long-term debt                          $    1,273                  $      689
Other current liabilities                                     319,474                     248,151
Other noncurrent liabilities                                  103,503                      71,730
Minority interest                                             130,504                     120,788
Long-term debt                                                623,858                     548,064
Deferred income taxes                                          33,420                      36,381
Stockholders' equity                                          799,212                     716,574
                                                           ----------                  ----------
                                                           $2,011,244                  $1,742,377
                                                           ==========                  ==========